Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is executed on June 29, 2012, by and among EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Edac” or “Mortgagor”), GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Gros-Ite”), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Apex”), and EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (“EBTEC”, together with Apex, Gros-Ite and Edac, collectively, the “Borrower”), and TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (“Bank”).

W I T N E S S E T H:

WHEREAS, Edac, Gros-Ite, Apex (the “Original Borrowers”) and Bank entered into a Credit Agreement dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, and as further amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011, and as further amended by that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder (“Fourth Amendment”) by and between Borrower and Bank and dated June 1, 2012 (as further amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Bank may make advances and extend other financial accommodations to the Original Borrowers; and

WHEREAS, Section 13.10. of the Credit Agreement provides that no modification or amendment of the Credit Agreement shall be effective unless the same shall be in writing and signed by the parties thereto; and

NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

1.           Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Amendment of Credit Agreement.  Bank and Borrower hereby agree to amend the Credit Agreement as follows:

(a)	Section 1 of the Credit Agreement, entitled “Definitions” is hereby amended by adding or amending and restating, as applicable, the following terms:

“Cheshire Property” means that certain real property and the improvements thereon located at 71 and 500 Knotter Drive, Marion Road, and 1682 Marion Road, Cheshire, Connecticut.

“Cheshire Mortgage” means that certain Open-End Mortgage Deed and Security Agreement dated June 29, 2012 and executed by EDAC Technologies Corporation to and for the benefit of Bank encumbering the Cheshire Property.

"Conversion Date" has the meaning set forth in Section 2.4G.3.(a) hereof.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement by and among Borrower and Bank dated June 29, 2012.

"Interest Period" means, with respect to each Libor Loan, the period commencing on the date of the making or continuation of such Libor Loan and ending one (1) month thereafter.

provided, however, that:

(i)
any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)	if Borrower has incurred Hedging Obligations with Bank in connection with any Loan, the Interest Period shall be of the same duration as the relevant period set under the applicable Hedging Contract;

(iii)
any Interest Period applicable to a Libor Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month; and

(iv)
any Interest Period that would otherwise end after the Term Loan Maturity, Date, the Mortgage Loan Maturity Date, or the Seventh Term Loan Maturity Date shall end on the Term Loan Maturity Date, Mortgage Loan Maturity Date, or the Seventh Term Loan Maturity Date, respectively.

“Interest Rate Protection Agreement” means collectively, the Term Loan Interest Rate Protection Agreement and the Mortgage Loan Interest Rate Protection Agreement, and any other Hedging Contract entered into by Borrower with the Bank, or any one of them.

"Libor Loan" means any portion of the Mortgage Loan, Term Loan, or the Seventh Term Loan bearing interest at a rate determined by reference to the One Month Libor or LIBOR, as applicable.

“LIBOR” or “London Interbank Offered Rate” means the rate of interest in U.S. dollars (rounded upwards, at the Bank’s option, to the next 100th of one percent)  equal to the British Bankers' Association LIBOR ("BBA LIBOR") for the equivalent Interest Period as published by Bloomberg (or such other commercially available source providing quotations of BBA LIBOR as designated by Bank from time to time) at approximately 11:00 A.M. (London time) 2 London Banking Days prior to the Reset Date; provided however, if more than one BBA LIBOR is specified, the applicable rate shall be the arithmetic mean of all such rates.  London Banking Days means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.  If, for any reason, such rate is not available, the term LIBOR shall mean, with respect to any Interest Period, the rate of interest per annum determined by Bank to be the average rate per annum at which deposits in dollars are offered for such Interest Period by major banks in London, England at approximately 11:00 A.M. (London time) 2 London Banking Days prior to the Reset Date.

"Libor Rate" means the One Month Libor and/or LIBOR, as applicable.

"Loan" means the Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the Fifth Term Loan, the Sixth Term Loan, the Seventh Term Loan, the Fixed Asset Loan, the Mortgage Loan, or any Revolving Loan.

"Loans" means the Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the Fifth Term Loan, the Sixth Term Loan, the Seventh Term Loan, the Mortgage Loan, the Fixed Asset Loan and any Revolving Loan.

"Note" means the Term Note, the Second Term Note, the Third Term Note, the Fourth Term Note, the Fifth Term Note, the Sixth Term Note, the Seventh Term Note, the Fixed Asset Note, the Mortgage Note or the Revolving Credit Note.

"Notes" means the Term Note, the Second Term Note, the Third Term Note, the Fourth Term Note, the Fifth Term Note, the Sixth Term Note, the Seventh Term Note, the Mortgage Note, the Fixed Asset Note, and the Revolving Credit Note.

"Other Documents" means this Agreement, the Collateral Disclosure List, the Notes, the Security Agreement, the Environmental Certificate, the Mortgage, the Plainville Mortgage, the Agawam Mortgage, the Cheshire Mortgage, the Letter of Credit Applications, the Subordination Agreement, and all Hedging Contracts, and any other document, agreement or instrument executed by Borrower in connection with any Extension of Credit and any and all amendments, modifications and supplements thereto.

“Reset Date” means, (i) with respect to the Term Loan and the Mortgage Loan, the 27th of each month, and (ii) with respect to the Seventh Term Loan, the 29th of each month.

"Seventh Term Loan" has the meaning set forth in Section 2.4G.1. hereof.

"Seventh Term Loan Maturity Date" means June 29, 2022.

"Seventh Term Note" has the meaning set forth in Section 2.4G.2. hereof.

(b)    The Credit Agreement is hereby amended by adding a new Section 2.4G., entitled “Seventh Term Loan”, as follows:

Section 2.4G.  Seventh Term Loan.

Section 2.4G.1.  Amount.  Upon the execution of the Fifth Amendment, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, the principal amount of SIX MILLION FIVE HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($6,540,000.00) (the "Seventh Term Loan").

Section 2.4G.2.  Seventh Term Note.  The Seventh Term Loan shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit M (the "Seventh Term Note"), with all blanks therein appropriately completed and payable to the order of Bank, which Seventh Term Note is hereby incorporated by reference and made a part hereof.

Section 2.4G.3.  Payment of Principal and Interest.

(a) Interest Only Period.  Commencing on June 29, 2012 and continuing to and including June 29, 2013 (“Conversion Date”), interest only shall be due and payable on the twenty-ninth (29th) day of each month.

(b) Principal and Interest Period.   Commencing on July 29, 2013, a fixed monthly payment of principal, based on a twenty (20) year amortization schedule, as specified in an amortization schedule to be attached hereto on or before the Conversion Date, together with accrued interest on the principal amount of the Loan will be due on the twenty-ninth (29th) day of each month, subject to adjustment in accordance with the Following Business Day Convention.  Accrued interest shall be based upon the actual number of days elapsed over a 360 day year.

For purposes of this Section 2.4G.3, the following terms shall be defined as follows:

The “Following Business Day Convention” means the convention for adjusting any relevant date that would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

“Business Day” means a day (other than Saturday, Sunday, federal holiday, or a day on which commercial banks in New York are required or permitted to close) on which the Bank is open and conducting its customary banking transactions.

Section 2.4G.4.  Interest.  The unpaid principal amount of the Seventh Term Loan, as evidenced by the Seventh Term Note, shall bear interest as follows:

(a)  Interest Only Period.  A variable annual rate equal to the Prime Rate plus Zero Percent (0%), which rate shall change contemporaneously with any change in the Prime Rate.

(b)  Principal and Interest Period.   An adjustable annual rate equal to Two and One Half Percent (2.5%) above the one month LIBOR.  Such adjustments shall become effective on the Reset Date. Bank shall not be required to notify Borrower of adjustments in said interest rate.

Section 2.4G.5.  Prepayment of the Seventh Term Loan.

(a) With respect to the Seventh Term Loan, Borrower may prepay, (x) a Libor Loan only upon at least thirty (30) days prior written notice to Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such Libor Loan.  Borrower shall pay to Bank, the LIBOR Loan Prepayment Fee (as defined below) to compensate it for any loss, cost, or expense incurred as a result of:  (i) any payment of a Libor Loan on a date other than the last day of the Interest Period for such Loan; and (ii) any failure by Borrower to pay a Libor Loan on the date due. “Libor Loan Prepayment Fee” means an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period as to which the prepayment is made, shall be subtracted from the Libor Rate in effect at the time of prepayment, plus the margin applicable thereto.  If the result is zero or a negative number, there shall be no Libor Loan Prepayment Fee.  If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid.  The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period as to which the prepayment is made.  Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the Interest Period as to which prepayment is made.  The resulting amount shall be the Libor Loan Prepayment Fee due to Bank upon the prepayment of a Libor Loan.  If by reason of an Event of Default, Bank elects to declare the Seventh Term Note to be immediately due and payable, then any Libor Loan Prepayment Fee with respect to a Libor Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment; and (b) the Seventh Term Loan while bearing interest at the Prime Rate, in whole or in part, at any time without premium or penalty.

(b)  Borrower shall indemnify Bank against any Breakage Costs as well as any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of the Bank) are required to be terminated as a result of any repayment or prepayment of the principal amount of any Libor Loans on a date other than the scheduled last day of the Interest Period applicable thereto or otherwise in violation of any Hedging Contract as more particularly set forth in such Hedging Contract.

(c)  All prepayments shall be applied first to all fees, costs, expenses incurred by the Bank pursuant to this Agreement, then to any late charges, then to accrued and unpaid interest as of the date of such prepayment and the remainder to installments of principal due hereunder in inverse order of maturity.  No amount prepaid by the Borrower with respect to the Seventh Term Loan may be reborrowed.

Section 2.4G.6.  Maturity.  Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Seventh Term Loan shall become fully and finally due and payable on the Seventh Term Loan Maturity Date.

Section 2.4G.7.  Interest Rate Protection Agreement.  On the date of the Fifth Amendment, Borrower shall enter into a one (1) year forward Hedging Contract with the Bank in order to eliminate the risk with respect to fluctuation of the interest rate in connection with the Seventh Term Loan.  Such Hedging Contract shall, at all times, be in a notational amount sufficient to cover the entire outstanding principal amount of the Seventh Term Loan.  If such Hedging Contract shall expire prior to the Seventh Term Loan Maturity Date and leave any principal of the Seventh Term Loan uncovered thereby, or if for any other reason any principal portion of the Seventh Term Loan shall be uncovered thereby during the period of time commencing on the Conversion Date and ending on the Seventh Term Loan Maturity Date, such uncovered amount shall be immediately due and payable.  All costs, expenses, penalties and indemnity obligations that may be incurred by Bank as a result of the Borrower’s default under, or termination of, any such Hedging Contract, including but not limited to the costs of unwinding thereof, shall be (a) subject to immediate reimbursement by the Borrower pursuant to the terms hereof and to such Hedging Contract, and (b) secured by the Security Agreement, and all Other Documents (other than the Mortgage, the Plainville Mortgage or the Agawam Mortgage).

Section 2.4G.8.  Use of Proceeds.  The proceeds of the Seventh Term Loan shall be used to finance acquisition costs related to the Cheshire Property.

(c)  Section 2.5.2 of the Credit Agreement, entitled “Interest Rates and Payments of Interest” is hereby amended by adding a new Subsection (j), thereto as follows:

(j)           The Seventh Term Loan shall bear interest and such interest shall be payable as set forth in Sections 2.4G.4 hereof.

(d)  Section 3.2 of the Credit Agreement, entitled “Security” is hereby amended in its entirety and replaced with the following:

Section 3.2.  Security.

(a)   The Obligations shall be secured by:

All properties and assets of Borrower, including, without limitation, goods, Equipment, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in the Security Agreement.

(b)           The Obligations with respect to the Mortgage Loan shall be secured by a first mortgage lien on the Property as more particularly set forth in the Mortgage.

(c)           The Obligations with respect to the Fourth Term Loan shall be secured by a first mortgage lien on the Plainville Property as more particularly set forth in the Plainville Mortgage, as well as a collateral assignment of all permits, licenses, approval and construction documents related to the renovation of the Plainville Property.

(d)           The Obligations with respect to the Fifth Term Loan shall be secured by a first mortgage lien on the Agawam Property as more particularly set forth in the Agawam Mortgage.

(e)           The Obligation with respect to the Seventh Term Loan shall be secured by a first mortgage lien on the Cheshire Property as more particularly set forth in the Cheshire Mortgage.

(f)           Such other security documents entered into by each Borrower or any one of them and delivered to Bank.

Bank and Borrower hereby agree that, notwithstanding any provision of any Other Document, including, without limitation, Section 13.1 hereof, that (i) the Property shall only secure the Mortgage Loan, (ii) the Plainville Property shall only secure the Fourth Term Loan, (iii) the Agawam Property shall only secure the Fifth Term Loan, and (iv) the Cheshire Property shall only secure the Seventh Term Loan.

(e)  The Credit Agreement is hereby amended by adding a new Exhibit M thereto, entitled “Seventh Term Note”, in the form of Exhibit A, attached hereto.

3.           Effect of Amendment.  Bank and Borrower hereby agree and acknowledge that the Credit Agreement remains in full force and effect and, except as provided in this Amendment, such document has not been modified or amended in any respect, it being the intention of Bank and Borrower that this Amendment and, as applicable, the Credit Agreement be read, construed and interpreted as one and the same instrument.

        4.           Ratification of Other Documents.  This Amendment is hereby incorporated into and made a part of the Credit Agreement and all Other Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect.  Any reference to the Credit Agreement and all Other Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Credit Agreement and all Other Documents respectively as amended by this Amendment.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Credit Agreement, Borrower hereby confirms its prior grant to Bank of a continuing first lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral as described in the Credit Agreement.

5.           Representations and Warranties.  Borrower warrants and represents to Bank that:

(a)           Prior Representations. By execution of this Amendment, except as set forth herein, Borrower reconfirms all warranties and representations made to Bank under the Credit Agreement and the Other Documents respectively, except to the extent that such representation and warranties relate expressly to an earlier date and restate such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Bank are indefeasibly paid and satisfied in full.

(b)           Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of  any nature on any of the properties of the Borrower.

(c)           Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

(d)           No Default. No Default or Event of Default exists after giving effect to this Amendment.

                6.           Confirmation of Other Documents.  Borrower hereby agrees, notwithstanding the amendment of the Credit Agreement, that, except as set forth herein, the Other Documents and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed, and restated.

7.           Effectiveness Conditions.  This Amendment shall become effective upon the following:

(a)           Execution and delivery by Borrower of this Amendment to Bank;

(b)           Payment by Borrower of all of Bank’s reasonable legal and other fees, commissions, costs, charges, taxes and other expenses incurred by Bank in connection with the preparation, execution and delivery of this Amendment and the fees and disbursements of Bank’s counsel and all recording fees;

(c)           Delivery of authorizing resolutions on behalf of Borrower; and

(d)           Delivery of other items as Bank shall reasonably request.

For purposes of determining compliance with the conditions specified in this Section 7, the Bank’s execution and delivery of this Amendment shall be deemed to constitute Borrower’s compliance with the conditions to effectiveness of this Amendment as set forth in this Section 7.

8.           Releases.

(a)           Borrower hereby knowingly and, after receiving advice of counsel, acknowledges and agrees that Borrower does not now have or know of any basis for any claim in tort, contract or otherwise against Bank, its officers, directors, agents or employees (collectively, “Bank Affiliates”) for breach of the Credit Agreement, the Other Documents or any other document which may arise out of the relationship between Borrower and Bank or Borrower and any of the Bank Affiliates.

(b)           Borrower does hereby absolutely and unconditionally release and discharge the Bank Affiliates from any and all claims, causes of action, losses, damages or expenses related to the Credit Agreement, the Other Documents or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Bank or any of the Bank Affiliates or which Borrower may have against the Bank Affiliates under the Credit Agreement, the Other Documents or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Bank or any of the Bank Affiliates, in each case, through the date of this Amendment, which includes the execution and delivery of this Amendment and the documents and instruments executed and delivered in connection herewith.

9.           Governing Law.  THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

               10.           Modification.   No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Bank.

               11.           Duplicate Originals:  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

               12.           Waiver of Jury Trial:  BORROWER AND BANK EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE OTHER DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

               13.           Benefit.  This Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

               14.           Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

[remainder of page intentionally left blank; signature page follows]

[signature page 1 of 2 to Fifth Amendment to Credit Agreement]

IN WITNESS WHEREOF, Bank and Borrower have executed this Amendment as of the date first above written.

WITNESSETH:                                                                TD BANK, N.A.

/s/Michael R. Kaufman                                                                By:  /s/A. Tommy Boisvert
Michael R. Kaufman                                                                             Name: A. Tommy Boisvert
     Its Assistant Vice President
/s/John Mulcahy                                                                                   Duly Authorized
John Mulcahy

STATE OF CONNECTICUT)
                          )  at HARTFORD
COUNTY OF HARTFORD   )

On this the 29th day of June, 2012, before me, the undersigned officer, personally appeared A. Tommy Boisvert known to me (or satisfactorily proven) to be an Assistant Vice President of TD Bank, N.A. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said bank.

In Witness Whereof I hereunto set my hand.

/s/John Mulcahy
John Mulcahy, Esq.
Commissioner of the Superior Court

[signature page 2 of 2 to Fifth Amendment to Credit Agreement]

EDAC TECHNOLOGIES CORPORATION

/s/Michael R. Kaufman                                                                By: /s/Glenn L. Purple
                Michael R. Kaufman                                                                            Name: Glenn L. Purple
                Its Chief Financial Officer
/s/John Mulcahy                                                                                 Duly Authorized
John Mulcahy

GROS-ITE INDUSTRIES, INC.

/s/Michael R. Kaufman                                                                By:/s/Glenn L. Purple
Michael R. Kaufman                                                                          Name: Glenn L. Purple
              Its Secretary
/s/John Mulcahy                                                                                Duly Authorized
John Mulcahy

APEX MACHINE TOOL COMPANY, INC.

/s/Michael R. Kaufman                                                                By:/s/Glenn L. Purple
Michael R. Kaufman                                                                           Name: Glenn L. Purple
               Its Secretary
/s/John Mulcahy                                                                                Duly Authorized
John Mulcahy

EBTEC CORPORATION

/s/Michael R. Kaufman                                                                By:/s/Glenn L. Purple
Michael R. Kaufman                                                                           Name: Glenn L. Purple
               Its Secretary
/s/John Mulcahy                                                                                Duly Authorized
John Mulcahy

[acknowledgement page 1 of 2 to Fifth Amendment to Credit Agreement]

STATE OF CONNECTICUT )
           )  at HARTFORD
COUNTY OF HARTFORD    )

On this the 29th day of June, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the Chief Financial Officer of EDAC Technologies Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/Michael R. Kaufman
Michael R. Kaufman, Esq.
Commissioner of the Superior Court

STATE OF CONNECTICUT)
                          )  at HARTFORD
COUNTY OF HARTFORD  )

On this the 29th day of June, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Secretary of Gros-Ite Industries, Inc. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/Michael R. Kaufman
Michael R. Kaufman, Esq.
Commissioner of the Superior Court

[acknowledgement page 2 of 2 to Fifth Amendment to Credit Agreement]

STATE OF CONNECTICUT)
                          )  at HARTFORD
COUNTY OF HARTFORD   )

On this the 29th day of June, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Secretary of Apex Machine Tool Company, Inc. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/Michael R. Kaufman
Michael R. Kaufman, Esq.
Commissioner of the Superior Court

STATE OF CONNECTICUT)
          ) at HARTFORD
COUNTY OF HARTFORD   )

On this the 29th day of June, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Secretary of EBTEC Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/Michael R. Kaufman
Michael R. Kaufman, Esq.
Commissioner of the Superior Court